EXHIBIT 2-b

                                 FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

            This First Amendment to Stock Purchase Agreement ("Amendment") is dated as of July 31, 2003 by and among Vulcan Industries, Inc., a Michigan corporation (the "Company"), AND Mark O. Lowell and Marilyn S. Lowell (individually or collectively "Lowell"), and Keith J. Briggs and Caroline A. Briggs (individually or collectively "Briggs"), (each of Lowell and Briggs, a "Seller", and individually or collectively, the "Sellers"), AND Thermodynetics, Inc., a Delaware corporation (the "Buyer").

                                   BACKGROUND

      A. This Amendment amends that certain Stock Purchase Agreement dated as of June 26, 2003 between the parties hereto (the "S-P-A").

NOW, THEREFORE, in consideration of the consideration to be paid, the premises and the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is mutually acknowledged, the parties hereto, intending to be legally bound, agree as follows:

A. Amendment to ss.2.1 of the S-P-A. Section 2.1(a) of the S-P-A is hereby amended and restated as follows:

"     (a) (i) Eight hundred sixty-five thousand eight hundred ninety-three
44/100 ($865,893.44) dollars in cash to Sellers at Closing via check or wire transfer in the respective amount set forth beside his and her name on Schedule
1.1 hereto (the "Closing Payment"). "

B. Amendment to ss.2.1 of the S-P-A. Section 2.1 of the S-P-A is hereby amended by adding subsections (f) and (g) thereto stated as follows:

"     (f) One hundred fifty thousand ($150,000) dollars in the aggregate payable by issuance of Buyer's subordinated promissory notes in favor of each Seller in the respective amount set forth beside his and her name on Schedule 1.1 hereto; such notes shall bear six (6%) interest per annum with interest to be paid on the earlier of (i) two (2) days after the closing and funding of a $400,000 loan from the Economic Development Corporation of the City of Sturgis, Michigan by Vulcan Industries, Inc. and in no event later than March 31, 2004, subject to extension and conversion as set forth in such Notes. The Notes shall be held by Vandervoort, Christ & Fisher, P.C. in escrow pending the expiration of the period of time in which Buyer may rescind this transaction.

      (g) One hundred fifty thousand ($150,000) dollars in the aggregate payable by issuance of Buyer's subordinated promissory notes in favor of each Seller in the respective amount set forth beside his and her name on Schedule 1.1 hereto; such notes shall bear six (6%)

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First Amendment to
Stock  Purchase Agreement     Vulcan Industries, Inc.                     Page 2


interest per annum with interest to be paid quarterly in arrears, and principal shall be paid in one installment in the aggregate of $150,000 on March 31, 2004, subject to extension and conversion as set forth in such Notes. The Notes shall be held by Vandervoort, Christ & Fisher, P.C. in escrow pending the expiration of the period of time in which Buyer may rescind this transaction. These notes are made to finance the repayment of the obligations under the operating leases of Vulcan owed to 1stSource Bank. "

C. Amendment to ss.2.3 of the S-P-A. The first paragraph of Section 2.3 of the S-P-A is hereby amended and restated in its entirety as follows:

"     2.3 Escrow. The Buyer shall fund, to the extent not already funded, the
Escrow Amount and the Broker Escrow Amount immediately upon the closing and funding of the $400,000 economic development loan from the Economic Development Corporation of the City of Sturgis, Michigan. The Escrow Amount and the Broker Escrow Amount, and any portions thereof, shall be held in escrow pursuant to ss.2.3 hereof and a certain Escrow Agreement dated as of June 26, 2003 for the following purposes in the following amounts: "

D. Amendment to Schedule 1.1 of the S-P-A. Schedule 1.1 to the S-P-A is hereby amended and restated in its entirety which restated schedule is attached hereto.

E. Incorporation by Reference; Ratification. Except as expressly amended by this Amendment, the representations, covenants and conditions of the original S-P-A and the prior amendment(s) thereto, if any, shall govern and are hereby incorporated by reference, as if the same has been fully set forth herein. Except as amended hereby, the S-P-A, as amended, is hereby ratified, confirmed and restated in its entirety. The parties hereto hereby agree to comply with and be subject to all of the terms, representations, covenants and conditions of the S-P-A as amended hereby.

F. Full Force and Binding Terms. Except as herein modified, each and every provision, condition, obligation and agreement in the S-P-A shall continue in full force and effect. The terms and conditions contained herein shall be binding upon the parties hereto and their respective successors and assigns.

G. Governing Law. This Amendment and the S-P-A shall be construed by and enforced in accordance with the laws as stated in the S-P-A.

            [The remainder of this page was left intentionally blank.
                          The Signature Page follows.]

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First Amendment to
Stock  Purchase Agreement     Vulcan Industries, Inc.                     Page 3


            IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Stock Purchase Agreement, all as of the date first above written.

                                     BUYER:

                                               THERMODYNETICS, INC.


                                               By:     /s/ Robert A. Lerman
                                                  ------------------------------
                                                  Name:  Robert A. Lerman
                                                  Title: President & CEO

                                    SELLERS:


    /s/ Mark O. Lowell                              /s/ Marilyn S. Lowel
----------------------------                   ---------------------------------
   Mark O. Lowell                                Marilyn S. Lowell
   Individually                                  individually


    /s/ Keith J. Briggs                             /s/ Caroline A. Briggs
----------------------------                   ---------------------------------
   Keith J. Briggs                               Caroline A. Briggs
   Individually                                  Individually

                                  THE COMPANY:

                                               VULCAN INDUSTRIES, INC.


                                               By:   /s/ Mark O. Lowell
                                                   -----------------------------
                                                   Name:  Mark O. Lowell
                                                   Title: President

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First Amendment to
Stock  Purchase Agreement     Vulcan Industries, Inc.                     Page 3


                                  SCHEDULE 1.1

                       --------------------------------------------------------------------------------------
                                                                 EXECUTIVE SHARE PLAN
                                     SELLERS                         PARTICIPANTS                 BROKER
-------------------------------------------------------------------------------------------------------------
   Consideration       Mark O. Lowell     Keith J. Briggs
  pursuant to the      and Marilyn S.     and Caroline A.                                     Michigan Equity
    Agreement*             Lowell              Briggs        Brad Robertson   Crystal Perry    Alliance, LLC
-------------------------------------------------------------------------------------------------------------
Closing Payment         $649,420.08         $216,473.36             0               0                0
per Section 2.2(a)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $225,000            $75,000               0               0                0
Notes per
Section 2.2(b)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $112,500            $37,500               0               0                0
Notes per
Section 2.2(f)
-------------------------------------------------------------------------------------------------------------
Seller Finance            $112,500            $37,500               0               0                0
Notes per
Section 2.2(g)
-------------------------------------------------------------------------------------------------------------
Escrow Amount             $187,500            $62,500               0               0
per Section 2.2(c)
-------------------------------------------------------------------------------------------------------------
Exec Plan                                                      $17,053.28       $17,053.28           0
Payment
-------------------------------------------------------------------------------------------------------------
Portion Broker                                                      0               0             $148,750
Fee paid by
Buyer at Closing
-------------------------------------------------------------------------------------------------------------
Broker Fee paid                                                     0               0             $96,085
by Sellers at
Closing
-------------------------------------------------------------------------------------------------------------
Broker Escrow                                                       0               0             $26,250
Amount per
Section 2.2(e)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Total                  $1,286,920.09        $428,973.35        $17,053.28       $17,053.28     $175,000 from
Consideration to                                                                                  Buyer and
be Received*                                                                                    $96,085 from
                                                                                                   Sellers
-------------------------------------------------------------------------------------------------------------
Total Number of            7,500               2,500                0               0                0
Vulcan Shares
to be Sold to
Buyer*
-------------------------------------------------------------------------------------------------------------

* = subject to the terms of this Agreement.

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